Exhibit 99.1

Contact:
Trinseo
Andy Myers
Tel : +1 610-240-3221
Email: aemyers@trinseo.com

Trinseo To Acquire Arkema’s PMMA Business as Part of its Transformation to a Specialty Solutions Provider

Company Also Provides Guidance on Fourth Quarter 2020 Financial Results and

Announces Exploration of Potential Divestiture of Synthetic Rubber Business

•	Highly synergistic acquisition of Arkema’s PMMA business is the first step and a key catalyst in Trinseo’s portfolio transformation

•	Purchase price of €1.137 billion (approximately $1.36 billion); €1.037 billion (approximately $1.24 billion) including tax basis step-up of approximately €100 million ($120 million)

•	Implied purchase price of 6.2x enterprise value / 2020 estimated Adjusted EBITDA, including value of tax basis step-up, EBITDA adjustments for COVID-19 impact and annual run-rate cost synergies

•	Substantial run-rate cost synergies estimated to be approximately $50 million; future IT systems optimization is expected to generate additional $25 million in cost savings

•	Transaction is expected to be growth, margin and cash flow accretive and to reduce volatility

•	Transaction is expected to be significantly accretive to Adjusted EPS in 2022

•	Dividend reduced to $0.08 per share per quarter to enable rapid near-term deleveraging

•	Fourth quarter guidance reflective of strong demand, higher margins

BERWYN, Pa — December 14, 2020 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, announced today its entry into a binding agreement with Arkema S.A. (“Arkema”), a leader in specialty chemicals, to acquire Arkema’s polymethyl methacrylates (“PMMA”) and activated methyl methacrylates (“MMA”) businesses (together, referred to herein as the “PMMA business”). PMMA is a transparent and rigid plastic with a wide range of end uses, and is an attractive adjacent chemistry which complements Trinseo’s existing offerings across several end markets including automotive, building & construction, medical and consumer electronics.

“This acquisition will be a catalyst for portfolio transformation toward becoming a higher margin, less cyclical solutions provider,” said Frank Bozich, Trinseo President and Chief Executive Officer. “Arkema’s PMMA business has consistently delivered attractive margins with products serving many of Trinseo’s end markets. We believe this is an excellent first step in our portfolio transformation that is expected to ultimately include the separation of some of our commodity businesses. We look forward to the Arkema PMMA team joining Trinseo and we believe the complementary nature of the transaction should drive growth opportunities for the PMMA business globally.”

The transaction is expected to generate approximately $50 million in annual pretax cost synergies by 2023 and additional revenue synergies by leveraging Trinseo’s market overlap and existing Asia organization to accelerate growth. In addition, it is expected that, as a result of harmonizing global ERP systems, Trinseo will realize an additional $25 million in IT-related productivity savings in its existing businesses. These IT-related savings represent meaningful benefits above the PMMA-related synergies.

Arkema’s PMMA business is a leader in several end market applications including automotive and building & construction, enhancing Trinseo’s existing strong positions in these applications. In addition, the combination of Trinseo’s existing portfolio with the PMMA business will enable greater focus on future growth markets such as Asia, which represents approximately 70% of the global PMMA market.

The PMMA business has high quality products and well-established brand names (such as Plexiglas® in the Americas, Altuglas®, Solarkote® and Oroglas®), a significant amount of technical services and niche applications, strong long-term customer relationships, and targeted growth in its primary market segments through customer intimacy, innovation and technical service. Financially, it has consistently produced high margins and cash flow.

As part of its transformation, Trinseo will maintain a disciplined approach to capital allocation to support growth and drive long-term value. Trinseo is implementing a dividend reduction to $0.08 per share per quarter and suspending its share repurchase program to prioritize leverage reduction and preserve financial flexibility. The transaction is expected to be funded with up to $250 million of existing cash with the remainder from new debt financing. Trinseo expects its net leverage ratio to be in the mid-3x area at transaction close, inclusive of run-rate cost synergies, with targeted deleveraging in the mid-2x area in 2023. Trinseo expects the transaction to close in mid-2021 subject to customary closing conditions and regulatory approvals, including prior consultations with certain of Arkema’s works councils.

Strong Fourth Quarter Earnings Outlook

Guidance for fourth quarter 2020 financial performance is as follows:

•	Fourth quarter 2020 net income of $58 million to $68 million

•	Fourth quarter 2020 Adjusted EBITDA of $137 million to $152 million

•	Outlook includes estimated positive pretax net timing impact of approximately $20 million

•	Cash from operations of at least $95 million and capital expenditures of approximately $20 million, resulting in Free Cash Flow of at least $75 million

For a reconciliation of estimated fourth quarter and full-year 2020 net income to Adjusted EBITDA, see Note 1 below.

The continuation of high demand observed during the third quarter has led to strong fourth quarter volumes in many end markets including automotive, tires and appliances. This demand strength has also aided in sustaining higher margins in products such as ABS and polystyrene.

“The demand recovery that began in June has carried its momentum into December,” Bozich said. “This demand recovery has positively influenced both volumes and margins which, in conjunction with our cost control and commercial excellence actions, have led to a fourth quarter earnings expectation that is stronger than both the prior year and prior quarter.”

While it is expected that final financial results for the three months and year ended December 31, 2020 will be within the guided ranges described above, actual financial results may differ materially from this guidance due to the completion of financial closing procedures or from final adjustments and other developments that may arise between now and the time results are finalized.

Potential Divestiture of Synthetic Rubber Business

Trinseo is exploring the potential divestiture of its Synthetic Rubber business. Bozich stated “Our Synthetic Rubber business is a very valuable asset and there are significant growth opportunities in the tire market. However, we believe the industry continues to evolve and there are other parties who can better capitalize on these growth opportunities.”

Advisors

HSBC Securities (USA) Inc. and Deutsche Bank Securities Inc. served as lead financial advisors to Trinseo on the PMMA business acquisition. Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. provided committed debt financing in support of the transaction. Centerview Partners LLC served as strategic advisor and Kirkland & Ellis served as primary legal advisor to Trinseo.

Conference Call and Webcast Information

Trinseo will host a conference call to further discuss these announcements on Monday, December 14, 2020 at 9:30 a.m. Eastern Time.

Commenting on the call will be Frank Bozich, President and Chief Executive Officer, David Stasse, Executive Vice President and Chief Financial Officer, and Andy Myers, Director of Investor Relations. To register for this conference call, please use the following links:

•	Conference Call Registration – for those interested in asking questions during the Q&A session

•	Webcast Registration – for those interested in listening only

After registering, you will receive a confirmation message with a meeting invitation and information for entry.

The presentation slides will be posted on the Company’s Investor Relations website and they will also be available in the webcast player prior to the conference call. The Company will also furnish copies of the presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until December 14, 2021.

Note 1: Reconciliation of Non-GAAP Performance and Liquidity Measures

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring; acquisition related costs and other items. In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income and Adjusted EPS as additional performance measures. Adjusted Net Income is calculated as Adjusted EBITDA (defined beginning with net income, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. Adjusted EPS is calculated as Adjusted Net Income per weighted average diluted shares outstanding for a given period. We believe that Adjusted Net Income and Adjusted EPS provide transparent and useful information to management, investors, analysts and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance. As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income to Adjusted EBITDA and Adjusted EPS for the three and twelve months ended December 31, 2020. See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

	Three Months Ended	Year Ended
(In millions, except per share data)	December 31, 2020	December 31, 2020
Adjusted EBITDA	$137 –152	$287 –302
Interest expense, net	(11)	(43)
Provision for income taxes	(28) – (33)	(31) – (36)
Depreciation and amortization	(33)	(135)
Reconciling items to Adjusted EBITDA (a)	(7)	(79)

Net Income (Loss)	58 – 68	(1) – 9
Reconciling items to Adjusted Net Income (Loss) (a)	7	73

Adjusted Net Income	65 – 75	72 – 82

Weighted average shares- diluted (b)	38.4	38.5
EPS - diluted	$1.51 –1.77	$(0.02) –0.24
Adjusted EPS	$1.69 –1.95	$1.88 –2.14

(a)

Reconciling items to Adjusted EBITDA and Adjusted Net Income are not typically forecasted by the Company based on their nature as being primarily driven by transactions and events that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. Given this uncertainty, the reconciling items reflected above do not reflect estimates for the full three and twelve-month periods. Rather, these amounts reflect only known amounts recorded as of the date of this release, relating primarily to the Company’s ongoing restructuring programs and strategic initiatives. The income tax expense (benefit) related to these items is estimated utilizing either (1) the estimated annual effective tax rate on our ordinary income based upon our forecasted ordinary income for the full year or, (2) for items treated discretely for tax purposes we utilized the applicable rates in the taxing jurisdictions in which these adjustments occurred.

(b)

Weighted average shares calculated for the purpose of forecasting EPS and Adjusted EPS do not forecast significant future share transactions or events, such as repurchases, significant share-based compensation award activity, and changes in the Company’s share price. These are all factors which could have a significant impact on the calculation of EPS and Adjusted EPS during the three and twelve months ended December 31, 2020.

The Company uses certain measures, such as Free Cash Flow as non-GAAP measures, to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with useful analytical indicators of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as alternatives for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly-named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own. The Company compensates for these limitations by providing the following detail, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected cash provided by operating activities to Free Cash Flow for the three months ended December 31, 2020. See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

Free Cash Flow

(In millions)	Three Months Ended December 31, 2020
Cash provided by operating activities	$95.0
Capital expenditures	(20.0)

Free Cash Flow	$75.0

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, building and construction, and tires. Trinseo had approximately $3.8 billion in net sales with 2,700 employees globally in 2019. For more information, please visit: www.trinseo.com.

Use of non-GAAP measures

In addition to using standard measures of performance that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

PMMA business financial information

The financial information of the PMMA business provided herein is unaudited and is derived from information provided to Trinseo by Arkema management in conjunction with ongoing due diligence procedures, with various Trinseo management adjustments also reflected. This information has not been conformed to the accounting principles (GAAP) and accounting policies followed by Trinseo. Further, the definitions of performance measures of the PMMA business, such as EBITDA, may not align with the definition of Trinseo. As a result, it may be difficult to use these financial measures to compare the performance of the PMMA business Trinseo’s performance.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” including, without limitation, statements concerning plans, objectives, goals, projections, expectations, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “estimate,” “will,” “may,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding the Company’s business, the timing of the proposed acquisition of the Arkema MMA and PMMA business (the “Acquisition”); estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities and cost synergies relating to the Acquisition, the impact from the COVID-19 pandemic, the economy and other future conditions. Specific factors that could cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, risks related to the occurrence of any event, change or other circumstances that could give rise to the termination of or failure to complete the Acquisition or the agreements and transactions contemplated thereby; the failure of the Company to meet the conditions to closing of the Acquisition, including those conditions related to antitrust, works council and other regulatory approvals; the failure to obtain the financing necessary, at terms acceptable to the Company to fund the Acquisition; costs related to the proposed Acquisition and the impact of the substantial indebtedness to be incurred to finance the Acquisition; the ability of the post-Acquisition company to meet its financial and strategic goals, due to, among other things, its ability to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the post-Acquisition Company may be adversely affected by other economic, business, and/or competitive factors; the Company’s ability to successfully integrate the acquired businesses or generate expected cost savings and synergies from the Acquisition; the ongoing impact of the COVID-19 pandemic and those factors discussed in the Company’s Annual Report for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”), in subsequent Quarterly Reports on Form 10-Q and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance. As a result of these or other factors, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and are not a guarantee of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.